Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255304 on Form S-1 of our report dated March 10, 2021, relating to the financial statements of Sagimet Biosciences Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

May 10, 2021